                                                                                                       EXHIBIT 99.1
[ACXIOM® LOGO]

                                                                                     For more information, contact:
                                                                                                  Katharine Raymond
                                                                                     Investor Relations Coordinator
                                                                                                 Acxiom Corporation
                                                                                                     (501) 342-1321
                                                                                                              EACXM

                                      Acxiom® Announces First-Quarter Results
                                     Results in line with July 12 announcement

LITTLE ROCK, Ark - July 20, 2005 - Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the first quarter of fiscal 2006 ended June 30, 2005. Revenue of $310.3 million was in line with previous estimates of $310 million; diluted earnings per share of $.07 exceeded the Company's previous estimate of $.06.  Operating cash flow was $61.5 million and free cash flow was $36.7 million.  Acxiom will hold a conference call at 4:30
p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.  The Company will reference presentation slides that will be available on the website prior to the call.

"We are making good, steady progress on the expense reductions we announced on July 12," Company Leader Charles
D. Morgan said. "We expect to meet or exceed $14 million to $16 million in savings per quarter by the end of the fiscal year through the previously announced combination of job cuts and other targeted expense reductions. All together, this should position us for a solid FY06."

Highlights of Acxiom's first-quarter performance include:

o        Revenue of $310.3 million, up 7 percent from $289.0 million in the first quarter a year ago.  U.S.
         revenue grew 13 percent.  Acquisitions contributed 5% of the U.S. revenue growth.  International revenue was 16 percent below the same quarter a year ago.
o        Diluted earnings per share of $.07, down 50 percent from $.14 the year before.
o        Operating cash flow of $61.5 million and free cash flow of $36.7 million. The free cash flow of $36.7 million is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.
o        The purchase of 8.3 million shares of common stock through the Company's buy-back program at a total cost of $156.6 million.
o        New contracts that will deliver $15 million in annual revenue and renewals that total $39 million in annual revenue.
o        Committed new deals in the pipeline that are expected to generate $74 million in annual revenue.
o        Integration of recent acquisitions Digital Impact and SmartDM into a new Integrated Marketing Services
         Organization focused on digital marketing services.

Morgan reported that Acxiom completed contracts in the quarter with several clients, two of which were particularly notable based on Acxiom's strategic goals. One was the expansion of a large, U.S.-based financial services account into the European market, and the other was new deployment of a fully grid-enabled prospect database solution for new client Juniper Bank, leveraging Acxiom's new Customer Information Infrastructure technology.

Morgan also outlined three primary areas that significantly impacted Acxiom's performance compared with the first quarter of fiscal 2005: European operations down about $4 million in pretax earnings year-over-year; problems with a large client installation that cost the Company $6.7 million in profit; and lower profits in the real estate data business, resulting in a $2.2 million shortfall.

"When you take all three situations together, we're talking about a negative impact of about $.09 to diluted earnings per share in the quarter," Morgan added.

Outlook

The Company's expectations are communicated in the Financial Road Map, which includes a chart summarizing the one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals. The only change to the previously released financial projections in the Financial Road Map is in the area of international revenues. As announced July 12, the estimate for fiscal 2006 international revenue was reduced to a range of $170 million to $190 million - a reduction of 10-20 percent over fiscal 2005.

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially.  Such statements may include but are not necessarily limited to the following: that with the exception of a reduction in the projected International revenue and the impact of restructuring charges, the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map published on May 11, 2005 will be within the estimated ranges; that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges,  expense reductions and job eliminations will be within the estimated ranges; that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections.  The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that we may incur expenses related to unsolicited proposals or others to acquire the
Company; certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected;
the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations;
the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets;
the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues;
the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue;  the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the United
States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the
United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial
Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                                        ###

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENT OF OPERATIONS
                                                           (Unaudited)
                                        (Dollars in thousands, except earnings per share)

                                                                                 For the Three Months Ended
                                                                                         June 30,
                                                         -------------------------------------------------------------------------
                                                                        2005                                   2004
                                                         -------------------------------------------------------------------------

Revenue:
    Services                                                                        238,499                               207,847
    Data                                                                             71,772                                81,147
                                                         -----------------------------------     ---------------------------------
     Total revenue                                                                  310,271                               288,994

Operating costs and expenses:
    Cost of revenue
     Services                                                                       195,969                               163,549
     Data                                                                            48,885                                51,819
                                                         -----------------------------------     ---------------------------------
     Total cost of revenue                                                          244,854                               215,368

    Selling, general and administrative                                              52,080                                48,529
    Gains, losses and nonrecurring items, net                                        (1,637)                                 (344)
                                                         -----------------------------------     ---------------------------------

        Total operating costs and expenses                                          295,297                               263,553
                                                         -----------------------------------     ---------------------------------

    Income from operations                                                           14,974                                25,441
                                                         -----------------------------------     ---------------------------------

   Other income (expense):
     Interest expense                                                                (5,162)                               (5,070)
     Other, net                                                                         891                                   409
                                                         -----------------------------------     ---------------------------------

   Total other income (expense)                                                      (4,271)                               (4,661)
                                                         -----------------------------------     ---------------------------------

   Earnings before income taxes                                                      10,703                                20,780

   Income taxes                                                                       4,064                                 7,896
                                                         -----------------------------------     ---------------------------------

   Net earnings                                                                       6,639                                12,884
                                                         ===================================     =================================

Earnings per share:

    Basic                                                                              0.07                                  0.15
                                                         ===================================     =================================

    Diluted                                                                            0.07                                  0.14
                                                         ===================================     =================================

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                               CALCULATION OF EARNINGS PER SHARE
                                                          (Unaudited)
                                           (In thousands, except earnings per share)

                                                                                  For the Three Months Ended
                                                                                          June 30,
                                                                            -------------------------------------
                                                                                  2005                  2004
                                                                            -------------------------------------

Basic earnings per share:

    Numerator - net earnings                                                        6,639                 12,884

    Denominator - weighted-average shares outstanding                              91,044                 86,084
                                                                            --------------        ---------------

        Basic earnings per share                                                     0.07                   0.15
                                                                            ==============        ===============

Diluted earnings per share:

    Numerator:

        Net earnings                                                                6,639                 12,884

        Interest expense on convertible bonds (net of tax benefit)                      -                  1,017
                                                                            --------------        ---------------

                                                                                    6,639                 13,901
                                                                            --------------        ---------------

    Denominator:

        Weighted-average shares outstanding                                        91,044                 86,084

        Dilutive effect of common stock options and warrants                        2,752                  3,954

        Dilutive effect of convertible debt                                             -                  9,589
                                                                            --------------        ---------------

                                                                                   93,796                 99,627
                                                                            --------------        ---------------

            Diluted earnings per share                                               0.07                   0.14
                                                                            ==============        ===============

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                             REVENUES BY SEGMENT
                                                 (Unaudited)
                                           (Dollars in thousands)

                                                               For the Three Months Ended
                                                                       June 30,
                                          --------------------------------------------------------------------
                                                       2005                                2004
                                          --------------------------------------------------------------------

US Services & Data                                               265,434                              235,552
International Services & Data                                     44,837                               53,442
                                          -------------------------------     --------------------------------

Total Revenue                                                    310,271                              288,994
                                          ===============================     ================================

US Supplemental Information:
     Services & Data Excluding IT Mgmt                           178,632                              172,283
     IT Management Services                                       86,802                               63,269
                                          -------------------------------     --------------------------------
                                                                 265,434                              235,552
                                          ===============================     ================================

International Supplemental
Information:
     Services & Data Excluding IT Mgmt                            44,837                               53,442
     IT Management Services                                            -                                    -
                                          -------------------------------     --------------------------------
                                                                  44,837                               53,442
                                          ===============================     ================================

                                         ACXIOM CORPORATION AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (Unaudited)
                                               (Dollars in thousands)
                                                                                 June 30,              March 31,
                                                                                   2005                   2005
                                                                             ----------------       ----------------
                                  Assets
                                  ------
Current assets:
  Cash and cash equivalents                                                  $         10,889       $          4,185
  Trade accounts receivable, net                                                      236,333                250,653
  Deferred income taxes                                                                31,502                 31,415
  Refundable income taxes                                                               1,165                  1,345
  Other current assets                                                                 48,658                 46,034
                                                                             ----------------       ----------------
     Total current assets                                                             328,547                333,632
                                                                             ----------------       ----------------
Property and equipment                                                                625,650                581,918
  Less - accumulated depreciation and amortization                                    283,941                258,532
                                                                             ----------------       ----------------
Property and equipment, net                                                           341,709                323,386
                                                                             ----------------       ----------------
Software, net of accumulated amortization                                              65,988                 57,135
Goodwill                                                                              446,327                354,182
Purchased software licenses, net of accumulated amortization                          158,030                157,999
Unbilled and notes receivable, excluding current portions                              21,395                 20,410
Deferred costs, net                                                                    93,299                 88,851
Data acquisition costs                                                                 44,840                 48,915
Other assets, net                                                                      25,620                 15,369
                                                                             ----------------       ----------------
                                                                             $      1,525,755       $      1,399,879
                                                                             ================       ================

                   Liabilities and Stockholders' Equity
                   ------------------------------------
Current liabilities:
  Current installments of long-term obligations                                        76,706                 83,005
  Trade accounts payable                                                               63,624                 63,295
  Accrued payroll and related expenses                                                 23,635                 27,435
  Other accrued expenses                                                               87,309                 74,635
  Deferred revenue                                                                    111,049                115,892
                                                                             ----------------       ----------------
    Total current liabilities                                                         362,323                364,262
                                                                             ----------------       ----------------
Long-term obligations:
  Long-term debt and capital leases, net of current installments                      374,162                104,210
  Software and data licenses, net of current installments                              33,687                 37,494
                                                                             ----------------       ----------------
    Total long-term obligations                                                       407,849                141,704
                                                                             ----------------       ----------------

Deferred income taxes                                                                  82,716                 79,079

Commitments and contingencies

Stockholders' equity:
  Common stock                                                                         10,535                 10,440
  Additional paid-in capital                                                          609,122                588,156
  Retained earnings                                                                   365,763                363,556
  Accumulated other comprehensive loss                                                  3,989                 12,616
  Treasury stock, at cost                                                            (316,542)              (159,934)
                                                                             ----------------       ----------------
  Total stockholders' equity                                                          672,867                814,834
                                                                             ----------------       ----------------
                                                                             $      1,525,755         $    1,399,879
                                                                             ================       ================

                                              ACXIOM CORPORATION AND SUBSIDIARIES
                                      RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                          (Unaudited)
                                                     (Dollars in thousands)

                                                Qtr ended   Qtr ended   Qtr ended    Qtr ended   Yr ended
                                                6/30/2002   9/30/2002   12/31/2002   3/31/2003   3/31/2003

Net cash provided by operating activities         60,243      53,446      76,992        3,112     253,793

Proceeds received from disposition of assets          45         155           -           93         293
Capitalized software                              (8,652)     (8,958)     (8,726)      (8,237)    (34,573)
Capital expenditures                              (1,916)     (3,000)     (5,893)      (2,403)    (13,212)
Deferral of costs                                 (3,240)     (4,108)     (3,796)      (3,883)    (15,027)
Proceeds from sale and leaseback transaction           -       7,729           -            -       7,729
                                                ---------   ---------   ---------   ----------   ---------

Free cash flow                                    46,480      45,264      58,577       48,682     199,003
                                                =========   =========   =========   ==========   ==========

                                                Qtr ended   Qtr ended   Qtr ended    Qtr ended   Yr ended
                                                6/30/2003   9/30/2003   12/31/2003   3/31/2004   3/31/2004

Net cash provided by operating activities         48,125      49,909      79,282       82,567     259,883

Proceeds received from disposition of assets         506         192          39        2,046       2,783
Capitalized software                              (6,335)     (7,296)     (6,510)      (7,703)    (27,844)
Capital expenditures                              (1,588)     (3,036)     (7,637)      (9,917)    (22,178)
Deferral of costs                                 (6,026)     (4,006)     (5,312)      (9,537)    (24,881)
                                                ---------   ---------   ---------   ----------   ---------

Free cash flow                                    34,682      35,763      59,862       57,456      187,763
                                                =========   =========   =========   ==========   ==========

                                                Qtr ended   Qtr ended   Qtr ended    Qtr ended   Yr ended
                                                6/30/2004   9/30/2004   12/31/2004   3/31/2005   3/31/2005

Net cash provided by operating activities         34,714      61,742      82,805       67,753     247,014

Capitalized software                              (4,107)     (4,721)     (5,706)      (5,760)    (20,294)
Capital expenditures                              (1,823)     (4,813)     (3,132)      (4,562)    (14,330)
Deferral of costs                                 (9,610)    (11,113)    (15,502)     (17,203)    (53,428)
                                                ---------   ---------   ---------   ----------   ---------

Free cash flow                                    19,174      41,095      58,465       40,228     158,962
                                                =========   =========   =========   ==========   ==========

                                                Qtr ended
                                                6/30/2005

Net cash provided by operating activities         61,476

Capitalized software                              (5,673)
Capital expenditures                              (2,929)
Deferral of costs                                (16,192)
                                                ---------

Free cash flow                                    36,682
                                                =========

                                                ACXIOM CORPORATION AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)
                                                       (Dollars in thousands)

                                                                                            For the Three Months Ended

                                                                                                     June 30,
                                                                                     -----------------------------------------
                                                                                            2005                  2004
                                                                                     -----------------------------------------

Cash flows from operating activities:
  Net earnings                                                                               6,639                12,884
  Non-cash operating activities:
    Depreciation and amortization                                                           55,534                43,997
    Loss (gain) on disposal or impairment of assets, net                                        43                     -
    Deferred income taxes                                                                    3,635                 8,849
    Non-cash stock compensation expense                                                        298                     -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                   17,297               (18,661)
      Other assets                                                                         (17,945)               (1,012)
      Accounts payable and other liabilities                                                (4,025)               (8,833)
      Merger, integration and impairment costs                                                   -                (2,510)
                                                                                     ----------------      ----------------
      Net cash provided by operating activities                                             61,476                34,714
                                                                                     ----------------      ----------------
Cash flows from investing activities:
    Capitalized software                                                                    (5,673)               (4,107)
    Capital expenditures                                                                    (2,929)               (1,823)
    Deferral of costs                                                                      (16,192)               (9,610)
    Payments received from investments                                                         721                   284
    Net cash paid in acquisitions                                                         (106,719)               (5,560)
                                                                                     ----------------      ----------------
      Net cash used by investing activities                                               (130,792)              (20,816)
                                                                                     ----------------      ----------------
Cash flows from financing activities:
    Proceeds from debt                                                                     281,706                38,926
    Payments of debt                                                                       (54,130)              (60,560)
    Dividends paid                                                                          (4,432)               (3,449)
    Sale of common stock                                                                    13,527                19,317
    Acquisition of treasury stock                                                         (160,354)              (10,971)
                                                                                     ----------------      ----------------
      Net cash used by financing activities                                                 76,317               (16,737)
                                                                                     ----------------      ----------------
      Effect of exchange rate changes on cash                                                 (297)                 (302)
                                                                                     ----------------      ----------------
     Net decrease in cash and cash equivalents                                               6,704                (3,141)
  Cash and cash equivalents at beginning of period                                           4,185                14,355
                                                                                     ----------------      ----------------
  Cash and cash equivalents at end of period                                                10,889                11,214
                                                                                     ================      ================
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                               4,397                 3,334
      Income taxes                                                                             190                   100
      Payments on capital leases and installment payment arrangements                       19,929                13,259
      Payments on software and data license liabilities                                     10,938                11,696

    Noncash investing and financing activities:
      Enterprise software licenses acquired under software obligation                        2,161                 2,685
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                             26,458                20,498
      Construction of assets under construction loan                                         3,654                 6,788
                                                                                     ================      ================

                                                        ACXIOM CORPORATION

                                                       Financial Road Map(1)
                                                       (as of June 30, 2005)

                                    -------------------    --------------------    ---------------------    -----------------------
                                           Actual                 Actual                  Target                Long-Term Goals
Years Ending March 31,                  Fiscal 2005(3)       Q1 Fiscal 2006(4)          Fiscal 2006               Fiscal 2009
                                    -------------------    --------------------    ---------------------    -----------------------

U.S. Revenue Growth                         9.0%                   12.7%                13% to 15%              7% to 10% (CAGR)
U.S. Revenue                          $1,011 million            $265 million       $1,140 to $1,160 mil                -

International Revenue Growth              152.9%                  -16.1%               -10% to -20%             5% to 8% (CAGR)
International Revenue                   $213 million             $45 million         $170 to $190 mil                  -

U.S. Operating Margin                      11.3%                    6.2%              11.5% to 12.5%              15% to 18%

International Operating Margin              3.9%                   -3.1%               4.5% to 6.5%               12% to 15%

Return on Assets (2)                        9.2%                    8.0%                 9% to 10%                10% to 14%

Return on Invested Capital (2)             11.0%                    9.7%                11% to 12%                13% to 18%

Operating Cash Flow                     $247 million             $61 million         $250 to $270 mil          $270 to $300 mil

Free Cash Flow                          $159 million             $37 million         $160 to $180 mil          $170 to $200 mil

Revolving Credit Line Balance            $11 million            $271 million         $200 to $375 mil         less than $300 mil

Dividends Per Share                        $0.17                   $0.05                  $0.20                 $0.24 to $0.28

-----------------------------
1  Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2  ROA and ROIC are calculated on a trailing 4 quarters basis.
3  Results for the trailing 4 quarters ending March 31, 2005 include $1.0 million income included in gains, losses & nonrecurring items and $3.6 million in expense related to vesting of stock options.
4  Results for the trailing 4 quarters ending June 30, 2005 include $2.3 million income included in gains, losses & nonrecurring items and $3.6 million in expense related to vesting of stock options.

                                                           ACXIOM CORPORATION

                                              Financial Road Map Assumptions and Definitions
                                              ----------------------------------------------
Assumptions
-----------

1.   The effective tax rate is projected to be approximately 38% for future years.
2.   Interest rates are assumed to increase slightly over the current levels.
3.   The Company will utilize all of its tax loss carry forwards and begin to pay income taxes during FY06.
4.   The Company will pay incentives under its bonus plan commensurate with its business performance.  If the Company attains its business plan for fiscal 2006 the total would be approximately $13 million and should grow in future years.
5.   The Company will maintain a relatively constant mix of business for each of its three business segments.
6.   Foreign exchange rates will remain at approximately the current levels.
7.   Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
8.   Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
9.   Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

Definitions
-----------

1.   Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
2.   Operating Margin is defined as the income from operations as a percentage of revenue.
3.   Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
4.   Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital. The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance
     + ending balance)/2]  x  an 8% implied interest rate on the leases.
     Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less cash, less non-interest bearing liabilities, plus the present value of operating leases.
5.   Operating Cash Flow is as shown on the Company's cash flow statement.
6.   Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
7.   Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
8.   Dividends Per Share is defined as the sum of the dividends for that period.

                                                                Reconciliation of Non-GAAP Measurements
                                                                ---------------------------------------
                                                                           (Dollars in thousands)

                                                  -------------------  ------------------  -----------------------------------  -----------------------------------
                                                        Actual              Actual                       Target                         Long-Term Goals
Years Ending March 31,                                Fiscal 2005       Q1 Fiscal 2006                Fiscal 2006                          Fiscal 2009
                                                  -------------------  ------------------  -----------------------------------  -----------------------------------

Free Cash Flow

Net cash provided by operating activities                247,014            61,476             250,000           270,000             270,000          300,000

Proceeds received from disposition of assets                   0                 0                   0                 0                   0                0
Capitalized software                                     (20,294)           (5,673)            (20,000)          (20,000)            (25,000)         (25,000)
Capital expenditures                                     (14,330)           (2,929)            (15,000)          (15,000)            (20,000)         (20,000)
Deferral of costs                                        (53,428)          (16,192)            (55,000)          (55,000)            (55,000)         (55,000)
                                                  -------------------  -----------------  -----------------  ----------------  ------------------  ----------------

Free cash flow                                           158,962            36,682              160,000    to    180,000             170,000     to   200,000
                                                  ===================  =================  =================  ================  ==================  ================

Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies. Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.  The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

------------------------------------------------------------------------------------------------------------------------------------

Return on Assets (ROA) and                                            ------------     ------------         ------------    -------------        ------------------------------        ------------------------------         ------------------------------    -----------------------------
Return on Invested Capital (ROIC)(5)                                       ROA              ROIC                 ROA             ROIC                          ROA                                  ROIC                                    ROA                              ROIC
                                                                      ------------     ------------         ------------    -------------        ------------------------------        ------------------------------         ------------------------------    -----------------------------

Numerator:
  Income from operations                                                  122,192          122,192              111,725          111,725              141,000          160,000             141,000           160,000              191,000           272,000         191,000          272,000
  Add implied interest on operating leases (1)                                              13,903                                12,426                                                    14,200            14,200                                                 19,000           19,000
                                                                      ------------     ------------         ------------    -------------        -------------     ------------        ------------      ------------         ------------      ------------    ------------      -----------
                                                                          122,192          136,095              111,725          124,151              141,000          160,000             155,200           174,200              191,000           272,000         210,000          291,000
                                                                      ------------     ------------         ------------    -------------        -------------     ------------        ------------      ------------         ------------      ------------    ------------      -----------

Denominator:
  Average total assets (2)                                              1,321,122        1,321,122            1,389,045        1,389,045            1,542,000        1,552,000           1,542,000         1,552,000            1,840,000         1,938,000       1,840,000        1,938,000
  Less average cash (3)                                                                    (11,858)                              (11,777)                                                   (6,300)          (12,700)                                              (214,800)        (285,100)
  Less average non-interest bearing current liabilities (4)                               (246,280)                             (261,365)                                                 (280,000)         (280,200)                                              (290,000)        (291,500)
  Plus average present value of operating leases (1)                                       168,734                               160,529                                                   180,000           179,500                                                237,000          237,000
                                                                      ------------     ------------         ------------    -------------        -------------     ------------        ------------      ------------         ------------      ------------    ------------      -----------

                                                                        1,321,122        1,231,717            1,389,045        1,276,432            1,542,000        1,552,000           1,435,700         1,438,600            1,840,000         1,938,000       1,572,200        1,598,400
                                                                      ------------     ------------         ------------    -------------        -------------     ------------        ------------      ------------         ------------      ------------    ------------      -----------

Return on invested capital                                                9.2%             11.0%                8.0%             9.7%                  9%       to      10%                 11%      to       12%                  10%      to       14%             13%      to      18%
                                                                      ============     ============         ============    =============        =============     ============        ============      ============         ============      ============    ============      ===========

       Notes
     ---------
  1  Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance
     [(beginning + Ending) / 2] of the present value of the leases.
  2  Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
  3  Average cash is the average of the GAAP amount for the trailing 4 quarter ends.
  4  Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
  5  ROA and ROIC figures are calculated on a trailing 4 quarters basis.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business. The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.